EXHIBIT 21





                  SUBSIDIARIES OF THE REGISTRANT




                    IMGE DISTRIBUTION, INC.

                    IMGE R & D, INC.

                    IMGE MARKETING, INC.

                    nSTOR CORPORATION, INC.

                    nSTOR EUROPE, LTD.